SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-FLORIDA PUBLIC UTIL

          GAMCO INVESTORS, INC.
                                 8/17/99            1,800            18.9861
          GABELLI FUNDS, LLC.
               THE GABELLI ASSET FUND
                                 8/17/99              900            19.1750


























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.